UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7928 (Commission File Number)	94-1381833 (IRS Employer Identification Number)

1000 Alfred Nobel Dr.

Hercules, California 94547

(Address of principal executive offices, including Zip Code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2019, Bio-Rad Laboratories, Inc. issued a press release announcing that its Executive Vice President and Chief Financial Officer, Christine A. Tsingos, notified the Company on January 2, 2019 of her plans to retire from her position at the Company effective April 30, 2019. Tsingos will remain in her current role through April 30 and will assist in the orderly transition to a successor. The Company has initiated a comprehensive search for a successor. The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated January 3, 2019 entitled “Christine Tsingos Announces Plans to Retire as CFO of Bio-Rad Laboratories, Inc. Effective April 30, 2019”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2019	BIO-RAD LABORATORIES, INC.

	By:	/s/ Timothy S. Ernst
		Name:	Timothy S. Ernst
		Title:	Executive Vice President, General Counsel and Secretary